INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (this "Agreement"), dated effective as of August 17, 2020, (the "Effective Date") is entered into by and between **Cerberus Cyber Sentinel Corporation**, a Delaware corporation (herein referred to as the "Company") and **Stephen Scott**, an individual, (herein referred to as the "Consultant"). The Consultant and the Company are sometimes referred to herein individually as a "Party," and collectively as the "Parties."

RECITALS

WHEREAS, the Company is a nationwide provider of cybersecurity consulting and managed services; and

WHEREAS, the Company desires to engage the services of the Consultant to represent the Company in the areas of strategic and business development, banking relationships and M&A.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Parties hereto covenant and agree as follows:

1. Term of Consultancy. The Company hereby engages the Consultant on a non-exclusive basis for the Term, as defined below, to render advisory and consulting services to the Company relating to the Company's strategic and business development and sales and marketing. The Company hereby agrees to retain the Consultant in a consulting capacity, upon the terms and conditions set forth herein, for a term of One Year from the Effective Date (the "Term").

2. Duties of Consultant. The Consultant shall, generally, on a non-exclusive basis, as an advisor and consultant, provide the Company with the following advisory and consulting services during the Term hereof (collectively, the "Services"):

2.1 Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to prospective clients;

2.2 Advise the Company on business strategy where necessary and, at the Company's request, review business plans, strategies, mission statements, proposed engagements and other plans for the purpose of advising the Company on the most viable avenues for growth;

2.3 Attend and participate in any industry conferences; and

2.4 Otherwise perform as the Company's consultant for other matters as agreed by both the Company and the Consultant.

3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time. It is duly noted the consultant is a board member of the Company. In connection with the conduct of its activities herein, so long as such activities are in compliance with applicable securities laws and regulations and not in direct conflict to the companies board actions or activities.

understood that the Company is entering into this Agreement with the Consultant and not any individual member or employee thereof, and, as such, the Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4. Remuneration. For undertaking this engagement and for other good and valuable consideration, the Company agrees to provide compensation to the Consultant will receive a total of Eleven Thousand Five Hundred dollars ($11,500.00) per month . The consultant fee shall start upon execution of this Agreement. The Monies shall will constitute payment for the Consultant's agreement to consult to the Company and will continue until Consultant is terminated by the company or it has become a conflict for Stephen Scott and his board membership.

5. Non-Assignability of Services. The Consultant's Services under this contract may be assigned by the Company to any entity with which the Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined company. In the event of such merger or acquisition, all compensation to the Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by the Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of the Services, the Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, its successor entity shall agree to complete all obligations to the Consultant unless otherwise notified by entity, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to the Consultant by the Company herein. The Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of the Company.

6. Expenses. The Consultant agrees to pay for all its own expenses, unless otherwise pre-approved by the Company for attendance at meetings, conferences and or roadshows.

7. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to the Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and the Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless the Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from the Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from the Consultant's communication or dissemination of information not provided or authorized by the Company. The Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by the Consultant, originating with the Consultant and to the extent not mirroring material furnished by the Company, shall be accurate in all material respects. The Consultant will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, cost and reasonable attorneys fees as incurred with respect thereto resulting from any claims or litigation resulting from the Consultant's communication or dissemination of information not provided or authorized by the Company, or from the Consultant's negligence or misconduct.

8. Representations. The Company and the Consultant hereby represent and warrant to one another, as of the date hereof, the following:

8.1 The Consultant is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services set forth herein. The Consultant acknowledges that, to the best of its knowledge, the performance of the Services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over the Consultant.

8.2 To the best of its knowledge, the Company has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. The Company acknowledges that, to the best of its knowledge, it is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

8.3 Each Party is duly organized, validly existing and in good standing under the laws of the state in which it is formed. Each Party had the requisite power and authority to execute, deliver and perform all of its obligations under this Agreement.

9. Representation. The Company and the Consultant represent to one another that each has consulted with independent legal counsel and/or tax, financial and business advisors, or was given an adequate opportunity to do so prior to the execution of this Agreement, to the extent deemed necessary.

10. Status as Independent Contractor. The Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither Party to this Agreement shall represent or hold itself out to be the employer or employee of the other. The Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11. Attorney's Fee. If any arbitration is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12. Waiver. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by such other Party.

13. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other Party at the address as set forth herein below:

To the Company:

Cerberus Cyber Sentinel Corporation
7333 E Doubletree Ranch Road, Suite D270
Scottsdale, AZ 85258
Attn: David G. Jemmett, Chief Executive Officer
E-mail (for electronic):
david@cerberussentinel.com

To the Consultant:

Stephen Scott, Jr.
7333 E Doubletree Ranch Road, Suite D270
Scottsdale, AZ 85258
Phone: 602-686-8744
Email: stephen.scott@cerberussentinel.com

14. Governing Law. This Agreement shall be governed by and construed solely in accordance with the laws of the State of Arizona, without giving effect to the conflict or choice of law principles thereof.

15. Termination. This Agreement may be terminated by the Company on Thirty (30) days written notice to the Company at any time without prejudice to any other rights or remedies either Party may have. The Agreement may be terminated by the Consultant on Thirty (30) days written notice only in the event of a material adverse change or development that may lead to a material adverse change in the business, properties, operations or financial condition or prospects of the Company that adversely and substantially affects the ability of the Consultant to perform the Services hereunder.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in Arizona, whether commenced by the Company or the Consultant, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the Parties and may be entered in any court having jurisdiction.

17. Entire Agreement; Execution in Counterparts. This Agreement contains the entire Agreement of the Parties hereto as to the subject matter hereof and may be modified or changed only by an agreement in writing sighed by the Party against whom enforcement of any modification or change is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed by this Agreement, which shall otherwise remain in full force and effect. This Agreement may be executed in counterparts.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Company: CERBERUS CYBER SENTINEL CORPORATION

By: ______________________________
Name: David Jemmett, Chief Executive Officer

Consultant: Stephen Scott, Jr.

By: ______________________________
Name: Stephen Scott, Jr.
Title: Individual